Exhibit (a)(1)(v)

Offer To Purchase For Cash

All Outstanding Shares of Common Stock

of

VIELA BIO, INC.

at

$53.00 net per Share

Pursuant to the Offer to Purchase dated February 12, 2021

by

TEIRIPIC MERGER SUB, INC.,

a direct wholly owned subsidiary of

HORIZON THERAPEUTICS USA, INC.,

an indirect wholly owned subsidiary of

HORIZON THERAPEUTICS PUBLIC LIMITED COMPANY

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE ONE MINUTE FOLLOWING

11:59 P.M. (EASTERN TIME), ON MARCH 12, 2021, UNLESS THE OFFER IS

EXTENDED OR EARLIER TERMINATED.

February 12, 2021

To Our Clients:

Enclosed for your consideration are the Offer to Purchase, dated February 12, 2021 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), and the related Letter of Transmittal (as it may be amended or supplemented from time to time, the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”) in connection with the offer by Teiripic Merger Sub, Inc., a Delaware corporation (“Purchaser”) and a direct wholly owned subsidiary of Horizon Therapeutics USA, Inc., a Delaware corporation (“Parent”) and an indirect wholly owned subsidiary of Horizon Therapeutics plc, a public limited company organized under the laws of Ireland (“Ultimate Parent”), to purchase all of the outstanding shares of common stock, par value $0.001 per share (the “Shares”), of Viela Bio, Inc., a Delaware corporation (“Viela”), that are issued and outstanding at a price of $53.00 per Share (the “Offer Price”), net to the holder thereof, in cash, without interest, subject to any applicable withholding taxes, upon the terms and subject to the conditions of the Offer.

THE BOARD OF DIRECTORS OF VIELA HAS UNANIMOUSLY RECOMMENDED THAT YOU

TENDER ALL OF YOUR SHARES PURSUANT TO THE OFFER.

We or our nominees are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal accompanying this letter is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

We request instructions as to whether you wish us to tender any or all of the outstanding Shares held by us for your account, upon the terms and subject to the conditions set forth in the enclosed Offer to Purchase and the Letter of Transmittal.

Please note carefully the following:

1. The Offer Price for the Offer is $53.00 per Share, net to you in cash, without interest, subject to any applicable withholding taxes.

2. The Offer is being made for all outstanding Shares.

3. The Offer is being made in connection with the Agreement and Plan of Merger, dated as of January 31, 2021 (as it may be amended or supplemented from time to time in accordance with its terms, the “Merger Agreement”), by and among Parent, Purchaser, Viela and, solely for purposes of Sections 6.7 and 9.12 thereof, Ultimate Parent, pursuant to which, as soon as practicable following the time Purchaser accepts, for the first time, for payment Shares validly tendered and not validly withdrawn pursuant to the Offer and subject to the satisfaction or waiver of the remaining conditions set forth in the Merger Agreement, Purchaser will merge with and into Viela (the “Merger”), with Viela continuing as the surviving corporation in the Merger and as a direct wholly owned subsidiary of Parent (the “Surviving Corporation”). At the date and time of the filing of the certificate of merger in respect of the Merger with the Secretary of State of the State of Delaware or at such later date and time as is agreed upon in writing by the parties to the Merger Agreement and specified in the certificate of merger (the “Effective Time”), each Share then outstanding (other than any Shares owned by Parent, Purchaser or Viela or by any other wholly owned subsidiary of Parent, which shall be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor) will be cancelled and (other than any Shares held by holders who are entitled to appraisal rights under Section 262 of the DGCL and who have properly exercised and perfected their respective demands for appraisal of such shares in the time and manner provided in Section 262 of the DGCL and, as of the Effective Time, have neither effectively withdrawn nor lost their rights to such appraisal and payment under the DGCL) will be converted into the right to receive cash in an amount equal to the Offer Price, without interest, subject to any applicable withholding of taxes. Under no circumstances will interest be paid with respect to the purchase of Shares pursuant to the Offer, regardless of any extension of the Offer or any delay in making payment for Shares.

4. After careful consideration, the board of directors of Viela has unanimously (i) determined that the Merger Agreement and the transactions contemplated therein are advisable and fair to, and in the best interests of Viela and its stockholders; (ii) agreed that the Merger Agreement shall be subject to Section 251(h) of the DGCL; (iii) approved the execution, delivery and performance by Viela of the Merger Agreement and the consummation of the transactions contemplated therein; and (iv) resolved to recommend that the holders of Shares accept the Offer and tender their Shares to Purchaser pursuant to the Offer.

5. The Offer and withdrawal rights will expire one minute following 11:59 p.m. (Eastern time), on March 12, 2021, unless the Offer is extended or earlier terminated in accordance with the terms of the Merger Agreement.

6. The Offer is conditioned upon the satisfaction or waiver in writing by Parent as of one minute following 11:59 p.m. Eastern time on March 12, 2021 (the “Expiration Date,” unless the period during which the Offer is open is extended pursuant to and in accordance with the Merger Agreement, in which event “Expiration Date” will mean the subsequent time and date to which the expiration of the Offer is extended in accordance with the terms of the Merger Agreement) of the following conditions: (i) there having been validly tendered (not including any Shares tendered pursuant to guaranteed delivery procedures that have not yet been “received,” as such term is defined in Section 251(h) of the DGCL, by the depositary for the Offer pursuant to such procedures) and not validly withdrawn Shares that, considered together with all other Shares (if any) beneficially owned by Parent and its subsidiaries, represent one more Share than 50% of the total number of (y) Shares outstanding at the time of the expiration of the Offer, plus (z) the aggregate number of Shares issuable to holders of options to purchase Shares (the “Viela Options”) from which Viela has received notices of exercise prior to the expiration of the Offer (and as to which Shares have not yet been issued to such exercising holders of Viela Options) (the “Minimum Condition”); (ii) (y) subject to certain materiality exceptions, the truth and accuracy of certain representations and warranties of Viela contained in the Merger Agreement and (z) the compliance with or performance by Viela in all material respects of all covenants and agreements that it is required to comply with or perform at or prior to the Offer Acceptance Time; (iii) any consent, approval or clearance with respect to, or termination or expiration of any applicable waiting period (and any extensions thereof) imposed under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the

“HSR Act”), having been obtained, having been received or having terminated or expired, as the case may be; (iv) since the date of the Merger Agreement, the absence of a material adverse effect on Viela; and (v) certain other customary conditions as described in Section 15 of the Offer to Purchase (the “Offer Conditions”).

7. Any transfer taxes applicable to the sale of Shares to Purchaser pursuant to the Offer will be paid by Purchaser, except as otherwise provided in the Letter of Transmittal.

If you wish to have us tender any or all of your Shares, then please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, then all such Shares will be tendered unless otherwise specified on the Instruction Form.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit the tender on your behalf before the Expiration Date.

The Offer is not being made to (and no tenders will be accepted from or on behalf of) holders of Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the securities, “blue sky” or other laws of such jurisdiction. However, Purchaser may, in its discretion, take such action as it deems necessary to make the Offer comply with the laws of any such jurisdiction and extend the Offer to holders of Shares in such jurisdiction in compliance with applicable laws.

INSTRUCTION FORM

With Respect to the Offer to Purchase for Cash

All Outstanding Shares of Common Stock

of

VIELA BIO, INC.

at

$53.00 net per Share

Pursuant to the Offer to Purchase dated February 12, 2021

by

TEIRIPIC MERGER SUB, INC.,

a direct wholly owned subsidiary of

HORIZON THERAPEUTICS USA, INC.,

an indirect wholly owned subsidiary of

HORIZON THERAPEUTICS PUBLIC LIMITED COMPANY

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated February 12, 2021 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), and the related Letter of Transmittal (as it may be amended or supplemented from time to time, and together with the Offer to Purchase, the “Offer”), in connection with the offer by Teiripic Merger Sub, Inc., a Delaware corporation (“Purchaser”) and a direct wholly owned subsidiary of Horizon Therapeutics USA, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Horizon Therapeutics plc, a public limited company organized under the laws of Ireland, to purchase all of the outstanding shares of common stock, par value $0.001 per share (the “Shares”), of Viela Bio, Inc., a Delaware corporation, that are issued and outstanding at a price of $53.00 per Share, net to the holder thereof, in cash, without interest, subject to any applicable withholding taxes, upon the terms and subject to the conditions of the Offer.

The undersigned hereby instruct(s) you to tender to Purchaser the number of Shares indicated below or, if no number is indicated, all Shares held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer. The undersigned understands and acknowledges that all questions as to the validity, form and eligibility (including time of receipt) and acceptance for payment of any tender of Shares made on behalf of the undersigned will be determined by Purchaser in its sole discretion.

ACCOUNT NUMBER:

NUMBER OF SHARES BEING TENDERED HEREBY:	SHARES*

The method of delivery of this Instruction Form is at the election and risk of the tendering stockholder. This Instruction Form should be delivered to us in ample time to permit us to submit the tender on your behalf prior to one minute following 11:59 p.m. (Eastern time), on March 12, 2021, unless the Offer is extended or earlier terminated.

*	Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

Dated:
(Signature(s))
(Please Print Name(s))
Address
(Include Zip Code)

Area Code and Telephone No.

Taxpayer Identification or Social Security No.

5. Viela’s Solicitation/Recommendation Statement on Schedule 14D-9; and

6. A return envelope addressed to the Depositary for your use only.

We urge you to contact your clients as promptly as possible. Please note that the Offer and withdrawal rights will expire at one minute following 11:59 p.m. (Eastern time), on March 12, 2021, unless the Offer is extended or earlier terminated in accordance with the terms of the Merger Agreement.

The Offer is being made pursuant to the Agreement and Plan of Merger, dated as of January 31, 2021 (as it may be amended or supplemented from time to time in accordance with its terms, the “Merger Agreement”), by and among Parent, Purchaser, Viela and, solely for purposes of Sections 6.7 and 9.12 thereof, Ultimate Parent, pursuant to which, as soon as practicable following the first time as of which Purchaser accepts any Shares for payment pursuant to the Offer (the “Offer Acceptance Time”) and subject to the satisfaction or waiver of the remaining conditions set forth in the Merger Agreement, Purchaser will be merged with and into Viela (the “Merger”), with Viela continuing as the surviving corporation in the Merger and as a direct wholly owned subsidiary of Parent. At the date and time of the filing of the certificate of merger in respect of the Merger with the Secretary of State of the State of Delaware or at such later date and time as is agreed upon in writing by the parties to the Merger Agreement and specified in the certificate of merger (the “Effective Time”), each Share then outstanding (other than any Shares owned by Parent, Purchaser or Viela or by any other wholly owned subsidiary of Parent, which shall be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor) will be cancelled and (other than any Shares held by holders who are entitled to appraisal rights under Section 262 of the DGCL and who have properly exercised and perfected their respective demands for appraisal of such shares in the time and manner provided in Section 262 of the DGCL and, as of the Effective Time, have neither effectively withdrawn nor lost their rights to such appraisal and payment under the DGCL) will be converted into the right to receive cash in an amount equal to the Offer Price, without interest, subject to any applicable withholding of taxes. Under no circumstances will interest be paid with respect to the purchase of Shares pursuant to the Offer, regardless of any extension of the Offer or any delay in making payment for Shares.

After careful consideration, the board of directors of Viela has unanimously (i) determined that the Merger Agreement and the transactions contemplated therein are advisable and fair to, and in the best interests of Viela and its stockholders; (ii) agreed that the Merger Agreement shall be subject to Section 251(h) of the DGCL; (iii) approved the execution, delivery and performance by Viela of the Merger Agreement and the consummation of the transactions contemplated therein; and (iv) resolved to recommend that the holders of Shares accept the Offer and tender their Shares to Purchaser pursuant to the Offer.

For Shares to be properly tendered pursuant to the Offer, (a) the share certificates or confirmation of receipt of such Shares under the procedure for book-entry transfer, together with a properly completed and duly executed Letter of Transmittal, including any required signature guarantees, or, in the case of book-entry transfers, either such Letter of Transmittal or an Agent’s Message (as defined in Section 3 of the Offer to Purchase) in lieu of such Letter of Transmittal, and any other documents required in the Letter of Transmittal, must be timely received by the Depositary or (b) the tendering stockholder must comply with the guaranteed delivery procedures, all in accordance with the Offer to Purchase and the Letter of Transmittal. You may gain some additional time by making use of the Notice of Guaranteed Delivery.

Except as set forth in the Offer to Purchase, Purchaser will not pay any fees or commissions to any broker or dealer or other person for soliciting tenders of Shares pursuant to the Offer. Purchaser will, however, upon request, reimburse brokers, dealers, commercial banks, trust companies and other nominees for customary mailing and handling expenses incurred by them in forwarding the offering material to their customers. Purchaser will pay all stock transfer taxes applicable to its purchase of Shares pursuant to the Offer, subject to Instruction 6 of the Letter of Transmittal.

You may contact us as Information Agent with questions and requests for assistance, and for additional copies of the Offer to Purchase, the Letter of Transmittal, the Notice of Guaranteed Delivery and other tender offer materials, at the address and telephone number set forth on the back cover of the Offer to Purchase.

Very truly yours,

Alliance Advisors, LLC

Nothing contained herein or in the enclosed documents shall render you the agent of Purchaser, Parent, Viela, the Information Agent, or the Depositary or any affiliate of any of them or authorize you or any other person to use any document or make any statement on behalf of any of them in connection with the Offer other than the enclosed documents and the statements contained therein.